As filed with the Securities and Exchange Commission on May 8, 2009
Registration No. 333-143315

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
to
Form S-3
REGISTRATION STATEMENT
THE SECURITIES ACT OF 1933

CENTURY ALUMINUM COMPANY
(Exact name of registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3070826 (I.R.S. Employer Identification Number)
Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, California 93940
(831) 642-9300
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Robert R. Nielsen, Esq.
Executive Vice President, General Counsel and Secretary
Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, California 93940
(831) 642-9300
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copy to:
Rodney R. Peck, Esq.
Pillsbury Winthrop Shaw Pittman LLP
P.O. Box 7880
San Francisco, CA 94120
Telephone: (415) 983-1000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	per Share	Offering Price	Registration Fee
Common Stock, par value $0.01 per share	—	—	$250,000,000(1)	$9,825	(2)(3)

(1)	Such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $250,000,000.
(2)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(3)	Previously paid.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
     This Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-143315) is being filed for the purpose of changing the EDGAR submission header from POSASR to POS AM. Post-Effective Amendment No. 2 to the Registration Statement was filed for the purpose of amending the registration statement to convert it from a Form S-3ASR (automatic shelf registration statement) to a Form S-3 (non-automatic shelf registration statement), as the Registrant ceased to be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) upon the filing of its Annual Report on Form 10-K for the year ended December 31, 2008.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED MAY 8, 2009
$250,000,000
COMMON STOCK
     Century Aluminum Company may offer and sell shares of its common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The aggregate initial offering price of all common stock sold under this prospectus will not exceed $250,000,000.
     Each time our common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our common stock without a prospectus supplement describing the method and terms of the offering.
     We may sell our common stock directly or to or through underwriters, to other purchasers and/or through agents. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page B-13. If any underwriters are involved in the sale of our common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
     You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.
     Our common stock is listed on the Nasdaq Global Select Market under the symbol “CENX.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is

     You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement. Neither we nor the underwriters have authorized any other person to provide you with information different from that contained in this prospectus and any prospectus supplement. We are offering to sell and are seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date such information is presented regardless of the time of delivery of in this prospectus and any prospectus supplement or any sale of common stock.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell shares of our common stock in one or more offerings, with a maximum aggregate offering price of $250,000,000. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, the relevant prospectus supplement and any “free writing prospectus” we may authorize to be delivered to you, together with additional information described under the next heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 to register the common stock offered under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you may read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for more information about the operation of the public reference room. The SEC maintains a website (http://www.sec.gov) that contains reports, statements and other information regarding registrants that file electronically. Our SEC reports are also available through the First North Iceland news system (http://omxnordicexchange.com/firstnorth/ ). You may also obtain additional information about us, including copies of our certificate of incorporation and bylaws, from our website, which is located at www.centuryaluminum.com. Our website provides access to filings made by us through the SEC’s EDGAR filing system, including our annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K, respectively, and ownership reports filed on Forms 3, 4 and 5 after December 16, 2002 by our directors, executive officers and beneficial owners of more than 10% of our outstanding common stock. Information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such documents that is deemed, in accordance with SEC rules, not to have been filed) until our offering is complete:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Current Reports on Form 8-K dated February 27, 2009; March 27, 2009; April 21, 2009; and May 4, 2009; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed March 4, 1996.
     To the extent any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to rather than filed with, the SEC, such information or exhibit is not incorporated by reference in this prospectus.
     We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that we have incorporated by reference in this prospectus and any prospectus supplement but have not delivered with this prospectus and any prospectus supplement. You may request a copy of these filings, by writing or telephoning us at:
Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, CA 93940
Attention: Corporate Secretary
(831) 642-9300

THE COMPANY
     We produce primary aluminum. Aluminum is an internationally traded commodity, and its price is effectively determined on the London Metal Exchange (“LME”). Our primary aluminum facilities produce value-added and standard-grade primary aluminum products. In 2004, we acquired Grundartangi, an Icelandic primary aluminum facility which became our first production facility located outside of the United States. We produced approximately 804,000 metric tons of primary aluminum in 2008 with net sales of approximately $2.0 billion. Our current primary aluminum production capacity is 785,000 metric tons per year (“mtpy”). We have begun construction on a primary aluminum facility in Helguvik, Iceland and have curtailed all operations at our Ravenswood, West Virginia facility and one potline at our Hawesville, Kentucky facility. We are currently evaluating the Helguvik project’s cost, scope and schedule in light of global economic conditions and weakening commodity prices. During the evaluation, we have significantly reduced spending on the project. We cannot be certain when or if we will restart major construction and engineering activities or ultimately complete the Helguvik project.
     In addition to our primary aluminum assets, we have 50% joint venture interests in the Gramercy alumina refinery, located in Gramercy, Louisiana and a related bauxite mining operation in Jamaica and a 40% stake in Baise Haohai Carbon Co., Ltd. (“BHH”), a carbon anode and cathode facility located in the Guangxi Zhuang Autonomous Region of south China. The Gramercy refinery supplies substantially all of the alumina used for the production of primary aluminum at our Hawesville, Kentucky facility, assuming Gramercy and Hawesville operate at full capacity. The BHH facility has annual anode production capacity of 190,000 metric tons and an annual cathode production capacity of 20,000 metric tons and supplies a portion of the anodes used in our Grundartangi facility.
FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements. We have based these forward-looking statements on current expectations and projections about future events. Many of these statements may be identified by the use of forward-looking words such as “expects,” “anticipates,” “plans,” “believes,” “projects,“ “estimates,” “intends,” “should,” “could,” “would,” “will,” “scheduled,” “potential” and similar words. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things, those discussed in our SEC filings incorporated by reference, including further declines in the price of aluminum, additional curtailment of certain of our operations, the possible need for alternate liquidity sources, the continuation or worsening of global financial and economic conditions, our ability to access the credit and capital markets, further reductions in our selling, general and administrative expenses, our ability to meet pension funding obligations, deterioration of economic and political conditions in Iceland, further volatility in our stock price, our planned construction and development activities, including our Helguvik site, debt servicing requirements, year-end and possible future asset write downs, changes in our credit ratings, costs to curtail unprofitable operations, our ability to close a new long-term power contract at Hawesville and receipt of federal tax refunds.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations, and you should not place undue reliance on these forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find More Information”.

USE OF PROCEEDS
     Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of our common stock under this prospectus for general corporate purposes, including capital expenditures. From time to time we evaluate the possibility of acquiring businesses and additional production facilities, and we may use a portion of the proceeds as consideration for such acquisitions. Until we use the proceeds for any purpose, we expect to invest them in interest-bearing securities.
DESCRIPTION OF STOCK
General
     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2008, we had 49,052,692 shares of our common stock outstanding and 886,000 shares of our common stock issuable upon exercise of outstanding stock options under our stock option plans, and for awards of service based awards and performance share units and 15,578,718 shares of our common stock reserved for future issuance upon conversion of our Series A Convertible Preferred Stock. As of March 31, 2009, 153,555 shares of our Series A Convertible Preferred Stock, par value $0.01 per share, were outstanding.
     The following summary description does not purport to be complete and is qualified in its entirety by the Delaware General Corporation Law, or DGCL, our restated certificate of incorporation, our certificate of designation, preferences and rights of our Series A Convertible Preferred Stock, and our amended and restated bylaws, which have been filed as exhibits to our filings with the SEC. See “Where You Can Find More Information”. Reference is made to the DGCL, our certificate of incorporation, our certificate of designation and our bylaws for a detailed description of the provisions we have summarized below.
Common Stock
     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all the directors standing for election. Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors, including our Series A Convertible Preferred Stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors from funds which are legally available for that purpose. Upon the liquidation, dissolution or winding up of Century Aluminum, the holders of our common stock are entitled to receive ratably any of our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock, including our Series A Convertible Preferred Stock.
     Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All shares of our common stock currently outstanding are, and those to be issued upon the completion of any offering under a prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are currently outstanding, including our Series A Convertible Preferred Stock, or which we may designate and issue in the future.
     The rights, preferences and privileges of holders of our common stock may be modified, as permitted by the DGCL, by amendments to our certificate of incorporation or bylaws. Subject to the provisions of our certificate of incorporation, our bylaws may be altered, amended or repealed either by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, or by the affirmative vote of the holders of record of at least 66 2/3 percent of the voting power of the outstanding shares of capital stock of the corporation entitled to vote at an annual meeting or at any special meeting at which a quorum shall be present. Our certificate of incorporation may be amended, except as described below under “— Certain Provisions That May Have an Anti-Takeover Effect” by resolution of our Board of Directors which is approved by a majority of the shares of capital stock entitled to vote thereon.
     Our bylaws provide that annual meetings of stockholders will be held each year on such date, and at such time, as will be fixed by our Board of Directors. Written notice of the time and place of the annual meeting must generally be given by mail to each stockholder entitled to vote at least ten days prior to the date of the annual meeting. Our certificate of incorporation and bylaws also provide that, subject to the rights of the holders of any class or series of our preferred stock, special meetings of the stockholders may only be called pursuant to a resolution adopted by a majority of the Board of Directors or the executive committee. Stockholders are not permitted to call a special meeting or to require the Board of Directors or executive committee to call a special meeting of stockholders.
Preferred Stock
     Under our certificate of incorporation, our Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock without any vote or action by the holders of our common stock. Our Board of Directors may issue preferred stock in one or more series and determine for each series the dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting that series, as well as the designation thereof. Depending upon the terms of preferred stock established by our Board of Directors, any or all of the preferred stock could have preference over the common stock with respect to dividends and other distributions and upon the liquidation of Century. In addition, issuance of any shares of preferred stock with voting powers may dilute the voting power of the outstanding common stock.
Series A Convertible Preferred Stock
     Shares Authorized and Outstanding. The number of shares of our Series A Convertible Preferred Stock authorized to be issued and outstanding, as of March 31, 2009, was 160,000 and 153,555, respectively. Century issued to Glencore shares of Series A Convertible Preferred

Stock in connection with the termination of the Financial Sales Contracts on July 8, 2008. As of March 31, 2009, Glencore held all of the outstanding Series A Convertible Preferred Stock. Subject to certain exceptions, Glencore is prohibited from transferring these preferred shares except to an affiliate.
     Dividend Rights. So long as any shares of our Series A Convertible Preferred Stock are outstanding, we may not pay or declare any dividend or make any distribution upon or in respect of our common stock or any other capital stock ranking on a parity with or junior to the Series A Convertible Preferred Stock in respect of dividends or liquidation preference, unless we, at the same time, declare and pay a dividend or distribution on the shares of Series A Convertible Preferred Stock (a) in an amount equal to the amount such holders would receive if they were the holders of the number of shares of our common stock into which their shares of Series A Convertible Preferred Stock are convertible as of the record date fixed for such dividend or distribution, or (b) in the case of a dividend or distribution on other capital stock ranking on a parity with or junior to the Series A Convertible Preferred Stock in such amount and in such form as (based on the determination of holders of a majority of the Series A Convertible Preferred Stock) will preserve, without dilution, the economic position of the Series A Convertible Preferred Stock relative to such other capital stock.
     Voting Rights. Except as otherwise provided in the Certificate of Designation, and as otherwise required by law, the Series A Convertible Preferred Stock has no voting rights; provided, however, that, so long as any shares of Series A Convertible Preferred Stock are outstanding, we may not, whether by merger, consolidation or otherwise (but excluding any transaction where shares of Series A Convertible Preferred Stock are automatically converted into common stock of Century or are redeemed), without the affirmative vote of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding (voting separately as a class), change the powers, preferences or rights given to the Series A Convertible Preferred Stock through an amendment to the Certificate of Designation or our certificate of incorporation or otherwise, or authorize, create or issue any additional shares of Series A Convertible Preferred Stock.
     Liquidation Rights. Upon any liquidation, dissolution or winding-up of Century, the holders of shares of Series A Convertible Preferred Stock are entitled to receive a preferential distribution of $0.01 per share out of the assets available for distribution. In addition, upon any liquidation, dissolution or winding-up of Century, whether voluntary or involuntary, if our assets are sufficient to make any distribution to the holders of the common stock, then the holders of shares of Series A Convertible Preferred Stock are also entitled to share ratably with the holders of common stock, any stock that ranks on parity with the common stock in respect of liquidation preference, and any other stock that is otherwise entitled to share ratably with the common stock in the distribution of assets in liquidation, in the distribution of Century’s assets (as though the holders of Series A Convertible Preferred Stock were holders of that number of shares of common stock into which their shares of Series A Convertible Preferred Stock are convertible). However, the amount of any such distribution will be reduced by the amount of the preferential distribution received by the holders of the Series A Convertible Preferred Stock.

     Transfer Restrictions. Except for certain permitted encumbrances by lenders and other pledgees, Glencore is prohibited from transferring shares of Series A Convertible Preferred Stock to any party other than an affiliate who agrees to become bound by the Standstill and Governance Agreement entered into in connection with the termination of the Financial Sales Contracts with Glencore. Any lender or pledgee to which Glencore grants a pledge of or mortgage or similar encumbrance on the Series A Convertible Preferred Stock is required to agree to terms and provisions which require that any further transfer of such shares of Series A Convertible Preferred Stock held by such lender or pledgee may be effected only as a sale of the shares of common stock into which such shares of Series A Convertible Preferred Stock are convertible. Such sale must take place in a widely distributed offering pursuant to an effective registration statement under, and otherwise in accordance with, the Registration Rights Agreement described below under the caption “Registration Rights.”
     Automatic Conversion. The Series A Convertible Preferred Stock automatically converts, without any further act of Century or any holders of Series A Convertible Preferred Stock, into shares of common stock, at a conversion ratio of 100 shares of common stock for each share of Series A Convertible Preferred Stock, upon the occurrence of any of the following automatic conversion events:
•	If we sell or issue shares of common stock or any other stock that votes generally with our common stock, or the occurrence of any other event, including a sale, transfer or other disposition of common stock by Glencore, as a result of which the percentage of voting stock held by Glencore decreases, an amount of Series A Convertible Preferred Stock will convert to common stock to restore Glencore to its previous ownership percentage;

•	If shares of Series A Convertible Preferred Stock are transferred to an entity that is not an affiliate of Glencore, such shares of Series A Convertible Preferred Stock will convert to shares of our common stock, provided that such transfers may only be made pursuant to an effective registration statement under, and otherwise in accordance with, the Registration Rights Agreement, as described in greater detail below under the caption “Registration Rights”;

•	Upon a sale of Series A Convertible Preferred Stock by Glencore in compliance with the provisions of Rule 144 under the Securities Act of 1933, as amended, (the “Securities Act”) and in a transaction in which the shares of Series A Convertible Preferred Stock and our common stock issuable upon the conversion thereof are not directed to any purchaser, such shares of Series A Convertible Preferred Stock sold will convert to shares of our common stock; and

•	Immediately prior to and conditioned upon the consummation of a merger, reorganization or consolidation to which we are a party or a sale, abandonment, transfer, lease, license, mortgage, exchange or other disposition of all or substantially all of our property or assets, in one or a series of transactions where, in any such case, all of our common stock would be converted into the right to receive, or exchanged for, cash and/or securities, other than any transaction in which the Series A

Convertible Preferred Stock will be redeemed, as described in greater detail below under the caption “Right of Redemption.”
     Optional Conversion. Glencore has the option to convert the Series A Convertible Preferred Stock in a tender offer or exchange offer in which a majority of the outstanding shares of our common stock have been tendered by the holders thereof and not duly withdrawn at the expiration time of such tender or exchange offer, so long as the Series A Convertible Preferred Stock is tendered or exchanged in such offer.
     Stock Combinations; Adjustments. If, at any time while the Series A Convertible Preferred Stock is outstanding, Century combines outstanding common stock into a smaller number of shares, then the number of shares of common stock issuable on conversion of each share of Series A Convertible Preferred Stock will be decreased in proportion to such decrease in the aggregate number of shares of common stock outstanding.
     Redemptions or Repurchases of Common Stock. We may not redeem or purchase our common stock or any other class of our capital stock on parity with or junior to the Series A Convertible Preferred Stock unless we redeem or purchase, or otherwise make a payment on, a pro rata number of shares of the Series A Convertible Preferred Stock. These restrictions do not apply to our open market repurchases or our repurchases pursuant to our employee benefit plans.
     Right of Redemption. The Series A Convertible Preferred Stock will be redeemed by Century if any of the following events occur (at a redemption price based on the trading price of our common stock prior to the announcement of such event) and Glencore votes its shares of our common stock in opposition to such events:
•	We propose a merger, reorganization or consolidation, sale, abandonment, transfer, lease, license, mortgage, exchange or other disposition of all or substantially all of our property or assets where any of our common stock would be converted into the right to receive, or exchanged for, assets other than cash and/or securities traded on a national stock exchange or that are otherwise readily marketable, or

•	We propose to dissolve and wind up and assets other than cash and/or securities traded on a national stock exchange or that are otherwise readily marketable are to be distributed to the holders of our common stock.
     Registration Rights. In connection with the termination of our Financial Sales Contracts with Glencore, we have granted Glencore registration rights with respect to the shares of our common stock into which the Series A Convertible Preferred Stock may be converted. Glencore’s right to require Century to file a registration statement to register such shares becomes effective on November 5, 2008. As described above, the shares of Series A Convertible Preferred Stock convert into shares of our common stock if sold by Glencore in a widely-distributed registered public offering under the Securities Act.
     We have agreed to register such offerings no more frequently than once every nine months, in minimum offerings of $100 million, and not more than six offerings in total. In these offerings, the parties have agreed to bear their own expenses. Glencore may also participate in any of our public offerings as a selling shareholder, subject to customary rights to limit the number of shares Glencore may sell in such an offering. Glencore is not a selling shareholder in this offering. We may also defer Glencore’s right to register and sell shares according to customary time limits. We have also provided Glencore with customary indemnification rights in connection with such offerings.
Standstill and Governance Agreement
     As a part of our issuance of the Series A Convertible Preferred Stock, Glencore has agreed to refrain from taking certain actions. These actions are summarized below:
     Acquisition of Additional Voting Securities. Under the terms of our Standstill and Governance Agreement, Glencore agreed that through April 7, 2009, Glencore may not vote more than 28.5% of our common stock, nor, subject to certain limited exceptions, acquire more than 28.5% of our voting securities. Any voting securities held by Glencore in excess of 28.5% until April 8, 2009, will be voted by our Board of Directors. Upon Glencore’s participation in our January 2009 equity offering, we entered into an agreement with Glencore to amend the terms of our Standstill and Governance Agreement to increase the percentage of our voting securities that Glencore may acquire prior to April 7, 2009 and to allow Glencore to exercise voting rights with respect to any shares of our common stock it purchased in the January 2009 offering. As a result, currently until April 7, 2009 Glencore has voting rights with respect to approximately 37% of the outstanding voting securities and thereafter would voting rights with respect to approximately 38.1% of our outstanding voting securities.
     If a third party makes a tender or exchange offer for the majority of our outstanding common stock and we do not recommend against such offer and adopt a stockholders’ rights plan, Glencore is permitted to make (a) a confidential business combination proposal to our independent directors or (b) a competing tender or exchange offer for all of our outstanding shares of common stock, followed by a merger to exchange any shares not tendered or exchanged in such offer.
     Restrictions on Certain Actions. During the period prior to April 8, 2009, Glencore may not take the following actions, which restrictions will lapse upon a third party exchange or tender offer, as described above under the caption “Acquisition of Additional Voting Securities ”:
•	seek to elect members of our Board of Directors (other than one director to be nominated by Glencore under the agreement) or seek to remove any such member or withhold approval for such member;

•	submit or cause others to submit stockholder proposals;

•	other than as permitted under the agreement, submit business combination proposals or seek to control us or our Board of Directors or encourage or support others to do so;

•	publicly announce any business combination proposal;

•	solicit proxies in opposition or otherwise oppose any recommendation of the Board of Directors;

•	except as permitted by the agreement, form or join any group relating to our securities; or

•	take other similar actions.
     Business Combination Proposals. During the period prior to April 8, 2009, Glencore may not submit business combination proposals to our Board of Directors unless in writing and delivered to a committee of independent directors in a manner which does not require public disclosure, or invited to do so by our committee of independent directors; thereafter, until termination of this agreement (as described below), Glencore may submit such proposals, provided that any such proposal has to be approved by our independent directors before it can be adopted.
     Board Nominees. Glencore may submit to our Board of Directors one Class I nominee to stand for election to our Board of Directors. Inclusion of such nominee is subject to the consent of a majority of the members of our governance and nominating committee, subject to the reasonable exercise of the fiduciary duties of such members.
     Voting. Other than with respect to its nominee, Glencore must vote its shares of our common stock for other nominees for election to our Board of Directors proportionally with our other stockholders prior to April 8, 2009. In all other matters, Glencore may vote its shares of our common stock in its sole discretion.
     Termination. The right of Glencore to nominate one nominee to our Board of Directors will terminate if Glencore holds less than 10% of our equity securities for a period of three continuous months. The restrictions on Glencore’s ability to vote, acquire additional equity securities and take other actions prohibited by the Standstill and Governance Agreement will terminate at the earliest of the following: (a) Glencore holds less than 10% of our equity securities for a period of three continuous months, (b) the consummation of a business combination or tender or exchange offer, (c) January 7, 2010, and (d) a third party acquires 20% or more of our voting securities and we do not adopt a stockholder rights plan in response to such acquisition.
Certain Provisions That May Have an Anti-Takeover Effect
     The provisions of our certificate of incorporation and bylaws and the DGCL summarized in the following paragraphs may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
     Issuance of preferred stock. Our certificate of incorporation provides our Board of Directors with the authority to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof.

     Business combinations. In addition to any affirmative vote required by law, our certificate of incorporation requires either: (1) the approval of a majority of the disinterested directors, (2) the approval of the holders of at least two-thirds of the aggregate voting power of the outstanding voting shares of Century, voting as a class, or (3) the satisfaction of certain minimum price requirements and other procedural requirements, as preconditions to certain business combinations with, in general, a person who is the beneficial owner of 10% or more of our outstanding voting stock.
     Classified board. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes as nearly equal in size as is practicable. Each class holds office until the third annual meeting for election of directors following the election of such class.
     Number of directors; removal; vacancies. Our certificate of incorporation provides that the number of directors shall not be less than 3 nor more than 11. The directors shall have the exclusive power and right to set the exact number of directors within that range from time to time by resolution adopted by vote of a majority of the entire Board of Directors. The board can only be increased over 11 through amendment of our restated certificate of incorporation which requires a resolution of the Board of Directors and the affirmative vote of the holders of at least two-thirds of the aggregate voting power of the outstanding shares of stock generally entitled to vote, voting as a class.
     Our certificate of incorporation and bylaws further provide that directors may be removed only for cause and then only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock generally entitled to vote, voting as a class. In addition, interim vacancies or vacancies created by an increase in the number of directors may be filled only by a majority of directors then in office. The foregoing provisions would prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.
     No stockholder action by written consent; special meetings. Our certificate of incorporation generally provides that stockholder action may be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and bylaws also provide that, subject to the rights of the holders of any class or series of our preferred stock, special meetings of the stockholders may only be called pursuant to a resolution adopted by a majority of the Board of Directors or the executive committee. Stockholders are not permitted to call a special meeting or to require the board or executive committee to call a special meeting of stockholders. Any call for a meeting must specify the matters to be acted upon at the meeting. Stockholders are not permitted to submit additional matters or proposals for consideration at any special meeting.
     Stockholder proposals. The bylaws establish an advance notice procedure for nominations (other than by or at the direction of our Board of Directors) of candidates for election as directors at, and for proposals to be brought before, an annual meeting of stockholders. Subject to any other applicable requirements, the only business that may be conducted at an annual meeting is that which has been brought before the meeting by, or at the direction of, the board or by a stockholder who has given to the secretary of Century timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. In addition, only persons who are nominated by, or at the direction of, the board, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected, will be eligible for election as directors.
     Amendment of certain certificate provisions or bylaws. Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the aggregate voting power of the outstanding shares of our stock, voting as a class, generally entitled to vote to amend the foregoing provisions of our certificate of incorporation and the bylaws.
     Section 203 of the DGCL. We are subject to Section 203 of the DGCL, which generally prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (1) prior to such date the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding stock of the corporation, excluding shares owned by directors who are also officers of the corporation and shares owned by certain employee stock plans, or (3) on or after such date the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder. A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation’s voting stock within three years.
     The transfer agent and registrar for our common stock is Computershare Investor Services LLC.
PLAN OF DISTRIBUTION
     We may sell our common stock offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the common stock and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.
     Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
     The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The common stock may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the common stock, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from common stock purchasers for whom they may act as agent. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the common stock distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.
     We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the common stock offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the common stock distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
     In connection with an offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.
LEGAL MATTERS
     The validity of the common stock offered through this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California.
EXPERTS
     The consolidated financial statements and the related consolidated financial statement schedule as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes during 2007, (2) express an unqualified opinion on the financial statement schedule, and (3) express an unqualified opinion on the effectiveness of Century Aluminum Company and subsidiaries’ internal control over financial reporting) and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses payable by the registrant in connection with the sale and distribution of the securities being registered hereby.

SEC Registration Fee		$9,825
Printing and Engraving Costs		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Trustee and Transfer Agent Fees and Expenses		*
Miscellaneous		*
Total	$	*

*	Not presently known.
Item 15. Indemnification of Directors and Officers
     Century Aluminum Company is a Delaware corporation. In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the restated certificate of incorporation of Century Aluminum Company contains a provision to limit the personal liability of our directors for violations of their fiduciary duties. This provision eliminates each director’s liability to Century Aluminum Company or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability: (i) for any breach of the director’s duty of loyalty to Century Aluminum Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including such actions involving gross negligence.
     Section 145 of the DGCL provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation, as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. The restated certificate of incorporation for Century Aluminum Company provides for indemnification to fullest extent permitted by Section 145 of the DGCL of all persons who we have the power to indemnify under such section. The restated by-laws for Century Aluminum Company provide for indemnification of officers and directors to the fullest extent permitted by the DGCL.
     In addition, we maintain officers’ and directors’ liability insurance which insures against liabilities that our officers and directors may incur in such capacities.
Item 16. Exhibits
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
Item 17. Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) With respect to any offering in which securities are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on May 8, 2009.

CENTURY ALUMINUM COMPANY
By	/s/ Michael A. Bless
Michael A. Bless
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Logan W. Kruger	President and Chief Executive Officer (Principal Executive Officer) and Director	May 8, 2009

/s/ Michael A. Bless Michael A. Bless	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2009

* Steve Schneider	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 8, 2009

* John P. O’Brien	Director	May 8, 2009

* Catherine Z. Manning	Director	May 8, 2009

* John C. Fontaine	Director	May 8, 2009

Signature	Title	Date

* Jack E. Thompson	Director	May 8, 2009

* Peter C. Jones	Director	May 8, 2009

* Robert E. Fishman, PhD	Director	May 8, 2009

* Willy R. Strothotte	Director	May 8, 2009

* Jarl Berntzen	Director	May 8, 2009

*By: /s/ MICHAEL A. BLESS
Michael A. Bless Attorney-in-fact for each of the persons indicated

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Century Aluminum Company (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated August 10, 2005).

4.2	Amended and Restated Bylaws of Century Aluminum Company (incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K dated August 10, 2005).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 33-95486) filed August 8, 1995).

4.4	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Century Aluminum Company (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated July 7, 2008).

5.1**	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement).

24.1**	Power of Attorney.

24.2**	Power of Attorney of Catherine Z. Manning.

*	To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.

**	Previously filed.